Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Financial Results for First Quarter Fiscal 2012

Net Revenue was $334.4 Million

Non-GAAP Net Income Per Share was $0.02

Company Reiterates Financial Outlook for Fiscal Year 2012

New York, NY — August 8, 2011 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported net revenue and Non-GAAP profits for the first quarter of its fiscal year 2012, ended June 30, 2011, which were in line with its most recent financial outlook.  In addition, the Company reiterated its financial outlook for the fiscal year 2012, ending March 31, 2012, and provided its initial financial outlook for the second quarter ending September 30, 2011.

For the first quarter ended June 30, 2011, net revenue was $334.4 million, as compared to $375.4 million for the year-ago period.  GAAP loss from continuing operations was $8.6 million, or $0.11 per share, as compared to GAAP income from continuing operations of $27.4 million, or $0.31 per diluted share, for the year-ago period.  Non-GAAP net income was $2.0 million, or $0.02 per share, as compared to Non-GAAP net income of $40.9 million, or $0.43 per diluted share, for the year-ago period.

The strongest contributors to net revenue in the first quarter included new titles led by L.A. Noire, Duke Nukem Forever®, NBA® 2K11 and Carnival Games®: Monkey See, Monkey Do™, and catalog titles led by the Red Dead Redemption franchise, the Grand Theft Auto franchise and Borderlands™.  Digitally delivered content accounted for $24.6 million of net revenue, up 49% year-over-year, driven by offerings for Red Dead Redemption, Borderlands, the Grand Theft Auto franchise, Duke Nukem Forever, the Sid Meier’s Civilization franchise, and L.A. Noire.

Management Comments

Strauss Zelnick, Chairman and CEO of Take-Two, commented, “During the first quarter, we delivered revenue and Non-GAAP profits that were in line with our expectations.  Our results benefited from the launch of Rockstar’s groundbreaking and critically acclaimed title — L.A. Noire, the release of Duke Nukem Forever, continued strong sales of NBA 2K11 and Red Dead Redemption, and growth in digitally delivered content.  Given our solid performance year-to-date and robust pipeline of upcoming new releases, we are well positioned to be profitable on a Non-GAAP basis in fiscal year 2012.

“Looking ahead to fiscal year 2013, we have already announced three exciting new releases:  BioShock Infinite, Spec Ops: The Line, and Borderlands 2, and we have a very strong pipeline of yet-to-be announced titles in development.  As a result, we continue to expect to achieve substantial revenue and earnings growth, including Non-GAAP net income in excess of $2.00 per share.

“We also continue to make significant investments in content for online and mobile gaming platforms.  We recently released our ninth offering for Apple’s iOS mobile operating system — the Sid Meier’s Pirates! App for the iPad, launched our first social game — Sid Meier’s Civilization World, for Facebook, and we are hard at work with our partners in Asia on our three previously announced initiatives to develop online games.  These initiatives are just the beginning of our ongoing efforts to drive growth through these emerging and exciting areas of gaming.”

Business and Product Highlights

Since April 1, 2011:

•      2K Play released the Company’s first offering for Kinect for Xbox 360®, Carnival Games: Monkey See, Monkey Do™, and supported the title with downloadable content packs.  The title will be featured in worldwide promotions with Microsoft this holiday season.

•      Rockstar Games released L.A. Noire on May 17, 2011 in North America and May 20, 2011 internationally.  Major news outlets and video game critics across the world have applauded its ambition with great review scores stating that L.A. Noire is “a breakthrough for games as a whole” and a “stunning accomplishment” that “sets a new standard for storytelling”.  The title has sold-in more than 4 million units worldwide since its launch and has been supported by several downloadable content packs.  The PC version of the title is scheduled to be released this fall.

•      2K Play announced that it plans to release Nicktoons MLB on September 13, 2011.  The game will feature characters from Nickelodeon’s popular Nicktoons series and all 30 Major League Baseball teams.

•      2K Sports extended its long-term partnership with the National Basketball Association to develop and publish the best-selling NBA 2K basketball franchise for an additional multi-year period.  The latest iteration, NBA 2K11, has sold-in nearly 5.5 million units worldwide and received the highest scores in the history of the franchise (89 — Metacritic.com).

•      2K Sports announced a new partnership with Nexon Corporation to develop and publish an online baseball simulation game for the South Korean market.

•      2K Games announced a partnership with XLGAMES, Inc. to develop a massively multiplayer online game for the Asian market based on one of 2K’s top-selling franchises.

•      2K Games announced that it plans to release XCOM on March 6, 2012 in North America and March 9, 2012 internationally.

•      2K Play announced that it plans to release Let’s Cheer!, Nickelodeon Dance and a new slate of Nickelodeon titles throughout the fall and holiday season.

•      2K Games released Duke Nukem Forever on June 10, 2011 internationally and June 14, 2011 in North America. The title is being supported with downloadable content.

•      2K Games’ BioShock Infinite, developed by Irrational Games and planned for release in calendar year 2012, won 77 editorial awards, including 41 “Game of Show” awards, at E3 2011.

•      2K Games launched the Company’s first social game, Sid Meier’s Civilization World, for Facebook. The title was developed by Firaxis Games.

•      2K Sports announced that NBA 2K12 is planned for release on October 4, 2011, and will offer three separate covers for the Xbox 360 and PS3 versions featuring NBA legends Michael Jordan, Larry Bird and Magic Johnson, as well as historic teams and players that can be unlocked for in-game use.

•      2K Games released the Sid Meier’s Pirates! App for the iPad.

•      2K Games announced that Borderlands 2, the next installment in the franchise that has sold-in over 4.5 million units worldwide, is currently in development with Gearbox Software and expected to launch in fiscal year 2013.

•      Rockstar Games’ Red Dead Redemption franchise has sold-in over 11 million units worldwide since launching in May 2010, including over 2 million units of the Red Dead Redemption: Undead Nightmare standalone disc.

Financial Outlook for Fiscal 2012

The Company is providing its initial financial outlook for the second quarter ending September 30, 2011, and reiterating its financial outlook for the fiscal year ending March 31, 2012 as follows:

	Second Quarter Ending 9/30/2011	Fiscal Year Ending 3/31/2012

Revenue	$70 to $85 Million	$1.0 to $1.1 Billion

Non-GAAP Net Income (Loss) per share	($0.65) to ($0.55)	$0.10 to $0.35
Stock-based compensation expense per share (a)	$0.05	$0.28

Non-cash interest expense related to convertible debt	$0.02	$0.09

Non-cash tax expense	$0.00	$0.02

(a)   The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.9 million shares previously issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PlayStation®3 computer entertainment system, and Wii™ system; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; the timely delivery of the titles detailed in this release; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2011:

Title	Platforms	Release Date
Carnival Games: Monkey See, Monkey Do	Kinect for Xbox 360	April 5, 2011
Sid Meier’s Civilization V: Denmark (DLC)	PC	May 3, 2011
Sid Meier’s Civilization V: The Explorers (DLC)	PC	May 3, 2011
L.A. Noire	Xbox 360, PS3	May 17, 2011*
L.A. Noire: The Naked City Case (DLC)	Xbox 360, PS3	May 31, 2011
L.A. Noire: A Slip of the Tongue Case (DLC)	Xbox 360, PS3	May 31, 2011
Duke Nukem Forever	Xbox 360, PS3, PC	June 10, 2011**
Duke Nukem Forever: Multiplayer Map Pack (DLC)	Xbox 360, PS3, PC	June 14, 2011**
L.A. Noire: Nicholson Electroplating Disaster Case (DLC)	Xbox 360, PS3	June 21, 2011
Carnival Games®: Monkey See, Monkey Do: Monkey Dancin’ (DLC)	Kinect for Xbox 360	June 24, 2011
Sid Meier’s Civilization World	Facebook	July 7, 2011
L.A. Noire: Refer Madness Case (DLC)	Xbox 360, PS3	July 12, 2011
Carnival Games: Monkey See, Monkey Do: Coastermania (DLC)	Kinect for Xbox 360	July 19, 2011
Sid Meier’s Pirates! App	iPad	July 21, 2011

*North American release date; international release followed three days after.

**International release date; North American release followed four days after.

Take-Two’s lineup of future titles announced to date includes:

Title	Platforms	Planned Release
Sid Meier’s Civilization V: Korea (DLC)	PC	August 11, 2011
Sid Meier’s Civilization V: Wonders of the Ancient World (DLC)	PC	August 11, 2011
Nicktoons MLB	Xbox 360 (Kinect), Wii, DS	September 13, 2011
Duke Nukem Forever: Hail to the Icons Parody Pack (DLC)	Xbox 360, PS3, PC	Fall 2011
L.A. Noire	PC	Fall 2011
Red Dead Redemption: Myths and Mavericks (DLC)	Xbox360, PS3	Fall 2011
NBA 2K12	Xbox 360, PS3, PS2, PSP, Wii, PC	October 4, 2011
Let’s Cheer!	Kinect for Xbox 360	Holiday Season ‘11
Nickelodeon Dance	Kinect for Xbox 360, Wii	November 2011
Dora and Kai-Lan’s Pet Shelter	DS	November 2011
Team UmiZoomi	DS	November 2011
The Darkness II	Xbox 360, PS3, PC	February 7, 2012*
XCOM	Xbox 360, PS3, PC	March 6, 2012*
BioShock Infinite	Xbox 360, PS3, PC	Calendar Year 2012
Spec Ops: The Line	Xbox 360, PS3, PC	First Half Fiscal ‘13
Borderlands 2	Xbox 360, PS3, PC	Fiscal Year 2013

*North American release date; international release follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

•      Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•      Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•      Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•      Non-cash interest expense related to convertible debt — The Company records non-cash interest expense on its convertible notes in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•      Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone®, iPod® touch and iPad®. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2011	2010

Net revenue	$334,380	$375,390

Cost of goods sold:
Product costs	98,451	101,077
Software development costs and royalties	84,602	64,038
Internal royalties	16,512	67,462
Licenses	11,654	11,469
Total cost of goods sold	211,219	244,046

Gross profit	123,161	131,344

Selling and marketing	74,683	49,805
General and administrative	30,577	26,202
Research and development	16,519	16,181
Depreciation and amortization	3,245	3,765
Total operating expenses	125,024	95,953
Income (loss) from operations	(1,863)	35,391
Interest and other, net	(3,680)	(4,738)
Income (loss) from continuing operations before income taxes	(5,543)	30,653
Provision for income taxes	3,076	3,291
Income (loss) from continuing operations	(8,619)	27,362
Loss from discontinued operations, net of taxes	(94)	(1,048)
Net income (loss)	$(8,713)	$26,314

Earnings (loss) per share:
Continuing operations	$(0.11)	$0.32
Discontinued operations	—	(0.01)
Basic earnings (loss) per share	$(0.11)	$0.31

Continuing operations	$(0.11)	$0.31
Discontinued operations	—	(0.01)
Diluted earnings (loss) per share (1)	$(0.11)	$0.30

Weighted average shares outstanding: (2)
Basic	82,505	85,492
Diluted	82,505	98,433

(1)          For the three months ended June 30, 2010, diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009, for which diluted net income has been adjusted by $3,402, related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes. The “if-converted” method was not used for the other period presented as the assumed conversion would have been anti-dilutive.

(2)          Basic and diluted include participating shares of 6,153 for the three months ended June 30, 2010.

	Three months ended June 30,
OTHER INFORMATION	2011	2010

Geographic revenue mix
North America	54%	56%
International	46%	44%

Platform revenue mix
Microsoft Xbox 360	49%	45%
Sony PlayStation 3	41%	46%
PC	7%	4%
Sony PSP	1%	1%
Sony PlayStation 2	1%	1%
Nintendo DS	1%	1%
Nintendo Wii	0%	2%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$248,759	$280,359
Accounts receivable, net of allowances of $79,954 and $42,900 at June 30, 2011 and March 31, 2011, respectively	146,694	84,217
Inventory	25,941	24,578
Software development costs and licenses	151,123	131,676
Prepaid taxes and taxes receivable	9,049	8,280
Prepaid expenses and other	63,082	37,493
Total current assets	644,648	566,603

Fixed assets, net	19,009	19,632
Software development costs and licenses, net of current portion	92,218	138,320
Goodwill	226,868	225,170
Other intangibles, net	17,339	17,833
Other assets	3,495	4,101
Total assets	$1,003,577	$971,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,480	$56,153
Accrued expenses and other current liabilities	170,934	158,459
Deferred revenue	15,314	13,434
Liabilities of discontinued operations	1,391	2,842
Total current liabilities	260,119	230,888

Long-term debt	109,236	107,239
Income taxes payable	12,930	12,037
Other long-term liabilities	3,120	2,961
Liabilities of discontinued operations, net of current portion	2,905	3,255
Total liabilities	388,310	356,380
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 86,360 and 86,119 shares issued and outstanding at June 30, 2011 and March 31, 2011, respectively	864	861
Additional paid-in capital	714,912	706,482
Accumulated deficit	(111,236)	(102,523)
Accumulated other comprehensive income (loss)	10,727	10,459
Total stockholders’ equity	615,267	615,279
Total liabilities and stockholders’ equity	$1,003,577	$971,659

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended June 30,
	2011	2010

Operating activities:
Net income (loss)	$(8,713)	$26,314
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	72,466	53,642
Depreciation and amortization	3,245	3,765
Loss from discontinued operations	94	1,048
Amortization and impairment of intellectual property	305	39
Stock-based compensation	8,048	11,221
Amortization of discount on Convertible Notes	1,997	1,755
Amortization of debt issuance costs	313	313
Other, net	(250)	1,127
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(62,477)	(103,171)
Inventory	(1,363)	50
Software development costs and licenses	(45,630)	(43,318)
Prepaid expenses, other current and other non-current assets	(26,063)	10,998
Deferred revenue	1,880	(1,706)
Accounts payable, accrued expenses, income taxes payable and other liabilities	28,162	82,722
Net cash used in discontinued operations	(420)	(7,666)
Net cash (used in) provided by operating activities	(28,406)	37,133

Investing activities:
Purchase of fixed assets	(2,400)	(2,179)
Net cash used in discontinued operations	(1,475)	—
Cash received from sale of business	—	760
Payments in connection with business combinations, net of cash acquired	—	(500)
Net cash used in investing activities	(3,875)	(1,919)

Financing activities:
Proceeds from exercise of employee stock options	162	87
Net cash provided by financing activities	162	87

Effects of exchange rates on cash and cash equivalents	519	1,404

Net increase (decrease) in cash and cash equivalents	(31,600)	36,705
Cash and cash equivalents, beginning of year	280,359	145,838
Cash and cash equivalents, end of period	$248,759	$182,543

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional				Non-GAAP three
	ended June 30,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	months ended June 30,
	2011	operations	legal matters	compensation	interest expense	tax expense	2011

Net revenue	$334,380	$—	$—	$—	$—	$—	$334,380

Cost of goods sold:
Product costs	98,451	—	—	—	—	—	98,451
Software development costs and royalties	84,602	—	—	(3,204)	—	—	81,398
Internal royalties	16,512	—	—	—	—	—	16,512
Licenses	11,654	—	—	—	—	—	11,654
Total cost of goods sold	211,219	—	—	(3,204)	—	—	208,015

Gross profit	123,161	—	—	3,204	—	—	126,365

Selling and marketing	74,683	—	—	(1,399)	—	—	73,284
General and administrative	30,577	—	(176)	(2,370)	—	—	28,031
Research and development	16,519	—	—	(1,075)	—	—	15,444
Depreciation and amortization	3,245	—	—	—	—	—	3,245
Total operating expenses	125,024	—	(176)	(4,844)	—	—	120,004
Income (loss) from operations	(1,863)	—	176	8,048	—	—	6,361
Interest and other, net	(3,680)	—	—	—	1,997	—	(1,683)
Income (loss) from continuing operations before income taxes	(5,543)	—	176	8,048	1,997	—	4,678
Provision for income taxes	3,076	—	—	—	—	(355)	2,721
Income (loss) from continuing operations	(8,619)	—	176	8,048	1,997	355	1,957
Loss from discontinued operations, net of taxes	(94)	94	—	—	—	—	—
Net income (loss)	$(8,713)	$94	$176	$8,048	$1,997	$355	$1,957

Earnings (loss) per share:*
Basic earnings (loss) per share	$(0.11)	$0.00	$0.00	$0.09	$0.02	$0.00	$0.02

Diluted earnings (loss) per share	$(0.11)	$0.00	$0.00	$0.09	$0.02	$0.00	$0.02

Weighted average shares outstanding (1)
Basic	82,505	87,831	87,831	87,831	87,831	87,831	87,831
Diluted	82,505	88,778	88,778	88,778	88,778	88,778	88,778

EBITDA:
Income (loss) from continuing operations before income taxes	$(5,543)						$4,678
Interest	3,953						1,956
Depreciation and amortization	3,245						3,245
EBITDA	$1,655						$9,879

*Earnings (loss) per share (“EPS”) may not add due to rounding

(1) Non-GAAP basic and diluted include participating shares of 5,326.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional				Non-GAAP three
	ended June 30,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	months ended June 30,
	2010	operations	legal matters	compensation	interest expense	tax expense	2010

Net revenue	$375,390	$—	$—	$—	$—	$—	$375,390

Cost of goods sold:
Product costs	101,077	—	—	—	—	—	101,077
Software development costs and royalties	64,038	—	—	(6,220)	—	—	57,818
Internal royalties	67,462	—	—	—	—	—	67,462
Licenses	11,469	—	—	—	—	—	11,469
Total cost of goods sold	244,046	—	—	(6,220)	—	—	237,826

Gross profit	131,344	—	—	6,220	—	—	137,564

Selling and marketing	49,805	—	—	(1,228)	—	—	48,577
General and administrative	26,202	—	(61)	(2,932)	—	—	23,209
Research and development	16,181	—	—	(841)	—	—	15,340
Depreciation and amortization	3,765	—	—	—	—	—	3,765
Total operating expenses	95,953	—	(61)	(5,001)	—	—	90,891
Income (loss) from operations	35,391	—	61	11,221	—	—	46,673
Interest and other, net	(4,738)	—	—	—	1,755	—	(2,983)
Income (loss) from continuing operations before income taxes	30,653	—	61	11,221	1,755	—	43,690
Provision for income taxes	3,291	—	—	—	—	(454)	2,837
Income (loss) from continuing operations	27,362	—	61	11,221	1,755	454	40,853
Loss from discontinued operations, net of taxes	(1,048)	1,048	—	—	—	—	—
Net income (loss)	$26,314	$1,048	$61	$11,221	$1,755	$454	$40,853

Earnings (loss) per share:*
Basic earnings (loss) per share	$0.31	$0.01	$0.00	$0.13	$0.02	$0.01	$0.48

Diluted earnings (loss) per share (1)	$0.30	$0.01	$0.00	$0.11	$0.02	$0.00	$0.43

Weighted average shares outstanding (2)
Basic	85,492	85,492	85,492	85,492	85,492	85,492	85,492
Diluted	98,433	98,433	98,433	98,433	98,433	98,433	98,433

EBITDA:
Income (loss) from continuing operations before income taxes	$30,653						$43,690
Interest	3,656						1,901
Depreciation and amortization	3,765						3,765
EBITDA	$38,074						$49,356

*Earnings (loss) per share may not add due to rounding

(1) For the three months ended June 30, 2010, diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009.

Non-GAAP net income used for computing non-GAAP diluted EPS has been adjusted by $1,647 and GAAP net income used for computing GAAP diluted EPS has been adjusted by $3,402 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes.

(2) Basic and diluted include participating shares of 6,153.